Exhibit 10.2

EXHIBIT A

STATEMENT OF WORK

This Statement of Work (“SOW”) is effective as of March 12, 2024 (the “Effective Date”) and is incorporated into the Master Services Agreement dated March 12, 2024 (the “Agreement”), by and between Complete Solaria, Inc. (the “Company”), and Ayna.AI LLC (“Ayna”). This SOW describes scope of, and the fees for, the Services and Deliverables to be performed and provided by Ayna pursuant to the Agreement. All capitalized terms used and not expressly defined in this SOW will have the meanings given to them in the Agreement.

SOW Term	●	The term of this SOW is from the Effective Date until Dec 31, 2024 (the “SOW Term”) followed by counseling support as needed in 2025 Ayna expects to start March 12, 2024. The SOW Term shall be extendable for additional periods of time as mutually agreed to by the parties in writing.
Problem Statement and Scope	●	For this effort, the overarching problem statement is a return of the Company to cash-flow positive performance.
	●	Ayna is expected to drive several workstreams, including:
		1.	C2C (contract to cash) process improvement
		2.	Pricing Optimization
		3.	Procurement (including strategic sourcing + tactical purchasing)
		4.	OpEx Spend Control
Fees	●	Our rates (fees and our expenses all-in) for this type of effort are usually $245K/team per week.
	●	However, considering the company's financial situation, the compensation structure for the Services will be as follows:
		-	Subject to the approval of the Company’s Board of Directors, and upon execution of a Common Stock Purchase Agreement by the Company and Ayna, 6 million shares of the Company’s common stock (NASDAQ: CSLR) issued to Ayna, which shares will be registered by the Company as soon as practical after execution of this SOW and will be freely tradeable by Ayna.
Expenses		Ayna will bear its own Expenses under this SOW.

This SOW is effective as of the Effective Date.

COMPLETE SOLARIA, INC.	AYNA.AI LLC

By:	By:
Name:	Name:	Gaurav Batra
Title:	Title:	Chief Executive Officer

45700 Northport Loop East	100 Century Center Court, Suite 205
Fremont, CA 94538	San Jose, CA 95112